UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2015

UnifiedOnline, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4126 Leonard Drive, Fairfax, VA	22030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (816) 979-1893

IceWEB, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

Effective April 15, 2015, the Registrant issued a $300,000 Convertible Note (the “Note”) to JMJ Financial. (“the Investor”).  The Note was effected and dated April 15, 2015 (“Effective Date”) and provides up to an aggregate of $270,000 in gross proceeds after taking into consideration an original issue discount (“OID”) of $30,000.  As of the Effective Date, the Investor funded $25,000 under the Note.  The Registrant is using these proceeds as general working capital. The Note has a maturity date of two years from the Effective Date of each payment. A key feature of the Note is that the Registrant may repay all consideration received with 90 days from the Effective Date with zero percent interest charged under the Note.  If not paid within 90 days, there will be a one-time interest charge of 12%.  The Investor has the right, at any time after the Effective Date, to convert all or part of the outstanding and unpaid principal amount and accrued interest into fully paid and non-assessable shares of common stock of the Registrant.  The Note may be converted to shares of Common Stock of the Registrant at a conversion price of the lesser of $0.03 or 60% of the lowest trade price in the 25 trading days prior to the conversion.

The Investor has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Registrant. The Note also provides for penalties and rescission rights if the Registrant does not deliver shares of its common stock upon conversion within the required timeframes.

The Note referred to above (and the shares of common stock underlying them) are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The foregoing is not a complete summary of the terms of the Note described herein and reference is made to the complete text of the Agreement as Exhibit 10.1 to this Current Report on Form 8-K, and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	$250,000 Promissory Note with JMJ Financial dated April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnifiedOnline, Inc.

Date: April 15, 2015	By: /s/ Robert M. Howe, III
Robert M. Howe, III, Chief Executive Officer